Exhibit 99.1

22nd Century Group Reports Second Quarter 2026 Financial Results

Advances VLN® Commercialization Through Expanded Retail Support and Brand-Building Initiatives

MOCKSVILLE, N.C., August 13, 2026 —22nd Century Group, Inc. (Nasdaq: XXII), the leader in low-nicotine tobacco, low-nicotine cigarettes and only tobacco products company focused on reducing the harms of smoking through nicotine reduction, today announced results for the second quarter ended June 30, 2026, and provided an update on recent commercial, regulatory and operational activities.

The Company’s proprietary reduced nicotine technology is designed to serve adult smokers seeking to significantly reduce nicotine consumption while continuing to use a familiar combustible format. 22nd Century’s strategy is centered on providing adult smokers with FDA-authorized reduced nicotine cigarette products intended to help them take greater control of their nicotine consumption.

“The second quarter marked another period of disciplined execution as we continued to expand retail distribution, increase consumer awareness and strengthen the commercial foundation for our VLN® cigarette products” said Larry Firestone, Chief Executive Officer of 22nd Century Group. “During the quarter, we broadened our retail footprint, launched new Pinnacle® products, expanded into new geographic markets and continued building the infrastructure necessary to support long-term commercial growth. Our initial same-store sales reports for VLN® products demonstrated encouraging consumer demand and reinforced our belief that the market is looking for an alternative in the form of a combustible cigarette with significantly reduced nicotine.”

“Our strategy remains straightforward. We will leverage our proprietary reduced-nicotine technology across multiple channels while improving economics through a broader product portfolio, add additional partner-brand opportunities and execute with discipline. As THE leader in low-nicotine tobacco technology and products, we believe our FDA-authorized modified risk claims, growing retail presence and differentiated intellectual property position us to continue investing in low-nicotine products and expanding the low-nicotine category. Together, these advantages provide us with a differentiated position within the tobacco industry and a strong foundation for future growth.”

“We believe nicotine reduction represents the next significant step in the evolution of the tobacco industry and one of the most compelling long-term opportunities in tobacco harm reduction. With our proprietary technology, FDA-authorized products, increasing commercial distribution and scalable business model, we believe 22nd Century is well positioned to create long-term value for adult smokers seeking familiar alternatives while delivering value for our shareholders.”

Second Quarter 2026 Financial Results (compared to First Quarter 2026, except as noted)

All figures reported below reflect continuing operations, excluding discontinued operations related to the sale and exit of the Company’s hemp/cannabis business in late 2023, except as noted.

●	Net revenues decreased to $2.9 million from $4.1 million.
●	Gross profit (loss) improved to $(0.3) million, compared to $(0.6) million.
●	Operating expenses were $3.0 million, increased from $2.4 million.
●	Operating loss increased to $3.3 million, compared to $3.0 million.
●	Net loss was $3.3 million, compared to net loss of $3.0 million.
●	Adjusted EBITDA loss was $3.5 million, compared to a loss of $2.6 million.
●	Ended the quarter with cash and cash equivalents of $6.1 million.

2026 Strategic Priorities

22nd Century has identified the below priorities for its business activities in 2026:

●	Expanding VLN® product distribution and consumer awareness.
●	Continuing disciplined cost management and capital allocation.
●	Advancing toward EBITDA breakeven as higher-margin revenues scale.
●	Remaining actively engaged with FDA regulators and public-health stakeholders.

The Company believes that the convergence of regulatory momentum, increasing consumer awareness and its differentiated product portfolio may support long-term value creation.

Recent Business Highlights

●	Expanded Pinnacle VLN® retail distribution into approximately 150 additional stores across metro New York and northern New Jersey, strengthening the Company’s presence in one of the nation’s largest convenience retail markets.

●	Launched Pinnacle Pure™, a new tobacco- and water-style combustible cigarette expected to be distributed through more than 2,000 retail locations, expanding the Pinnacle brand portfolio and supporting higher-margin revenue opportunities.
●	Initiated a retail launch of Pinnacle VLN® in California through approximately 60 stores, establishing the Company’s first commercial presence in the nation’s largest tobacco market.
●	Supported Pinnacle® VLN® through in-store marketing materials and digital promotion programs designed to increase adult-smoker awareness and support retail sell-through.

○	Initial promotional programs conducted during May and early June were associated with a meaningful increase in unit sales and a broader number of adult-smoker product trials during the promotional period.

●	Continued expanding Pinnacle® VLN® retail distribution across convenience, drug, tobacco specialty and other retail channels. Building on the Company’s current presence in more than 2,000 stores across 20 states, management is targeting expansion to approximately 5,000 retail outlets across multiple classes of trade by year-end 2026, significantly broadening adult-smoker access to VLN® products while providing a stronger foundation for long-term revenue growth.
●	Continued commercial discussions regarding the supply of VLN® tobacco, manufacturing capabilities, partner-brand opportunities and, where applicable, future licensing arrangements.
●	Ended the quarter with $6.1 million in cash and cash equivalents and no outstanding debt, providing financial flexibility to support commercialization initiatives and strategic growth objectives.

Second Quarter 2026 Product Line Net Revenues

●	Cigarette net revenues were $2.3 million, decreased from $2.8 million in the first quarter of 2026 on fewer cartons sold, reflecting a strategic shift away from high volume and low priced CMO export customers and toward higher margin VLN® products. Additionally, continued expansion of natural style cigarette products launched in 2025 is expected to accelerate revenue and margin growth in this category in the second half of 2026.
●	Filtered cigar net revenues were $0.7 million compared to $0.9 million.
●	Distribution net revenues from other tobacco products for the period was $(0.2) million, reflecting a one-time charge for reversal and write-off of aged inventory discontinued by our customer.
●	VLN® cigarette net revenues of $0.03 million, increased from negligible revenue in the first quarter of 2026 reflect growing reorder activity primarily for our Pinnacle® partner brand VLN® products, offset by current period price promotions targeting expanded awareness, consumer trial and adoption. Additionally, net revenue reflects accruals for product previously sold in prior years that will be returned or exchanged.

Conference Call

22nd Century will host a live webcast today at 8:00 a.m. E.T. to discuss its second quarter 2026 financial results and business highlights. The live and archived webcast will be accessible in the Events section on 22nd Century’s Investor Relations website at https://ir.xxiicentury.com/events.

Summary Financial Results

(dollars in thousands, except per share data)

	Three Months Ended
	June 30,		Change
	2026	2025	$	%
Revenues, net	$2,864	$4,083	(1,219)	(29.9)
Gross loss	$(293)	$(635)	342	(53.9)
Operating loss	$(3,291)	$(2,981)	(310)	10.4
Net loss from continuing operations	$(3,265)	$(3,296)	31	(0.9)
Basic and diluted loss per common share from continuing operations	$(15.60)	$(3,279.60)	3,264.00	(99.5)
Adjusted EBITDA (a)	$(3,503)	$(2,640)	(863)	(32.7)

	Six Months Ended
	June 30,		Change
	2026	2025	$	%
Revenues, net	$6,970	$10,039	(3,069)	(30.6)
Gross loss	$(927)	$(1,244)	317	(25.5)
Operating loss	$(6,329)	$(5,552)	(777)	14.0
Net loss from continuing operations	$(6,284)	$(6,571)	287	(4.4)
Basic and diluted loss per common share from continuing operations	$(52.33)	$(9,267.98)	9,215.65	(99.4)
Adjusted EBITDA (a)	$(6,098)	$(4,960)	(1,138)	(22.9)

(a) Adjusted EBITDA is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results

(in thousands)

	Three Months Ended
	June 30,
	2026		2025		Change
	$	Cartons	$	Cartons	$	Cartons
Contract manufacturing
Cigarettes	2,297	93	2,715	594	(418)	(501)
Filtered cigars	692	87	1,319	172	(627)	(85)
Other tobacco products	(151)	(29)	94	14	(245)	(43)
Total contract manufacturing	2,838	151	4,128	780	(1,290)	(629)
VLN®	26	-	(45)	(1)	71	1
Total product line revenues	2,864	151	4,083	779	(1,219)	(628)

	Six Months Ended
	June 30,
	2026		2025		Change
	$	Cartons	$	Cartons	$	Cartons
Contract manufacturing
Cigarettes	5,144	211	7,729	1,025	(2,585)	(814)
Filtered cigars	1,565	200	2,422	331	(857)	(131)
Other tobacco products	238	15	88	14	150	1
Total contract manufacturing	6,947	426	10,239	1,370	(3,292)	(944)
VLN®	23	1	(200)	(3)	223	4
Total product line revenues	6,970	427	10,039	1,367	(3,069)	(940)

About 22nd Century Group, Inc.

22nd Century Group is pioneering the tobacco harm reduction movement by enabling smokers to take control of their nicotine consumption.

Our Technology is Tobacco

Our proprietary non-GMO reduced nicotine tobacco plants were developed using our patented technologies that regulate alkaloid biosynthesis activities resulting in a tobacco plant that contains 95% less nicotine than traditional tobacco plants. Our extensive patent portfolio has been developed to ensure that our high-quality tobacco can be grown commercially at scale. We continue to develop our intellectual property to ensure our ongoing leadership in the tobacco harm reduction movement.

Our Products

We created our flagship product, the VLN® cigarette using our low nicotine tobacco, to give traditional cigarette smokers an authentic and familiar alternative in the form of a combustible cigarette that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine compared to traditional cigarettes and have been proven to allow consumers to greatly reduce their nicotine consumption.

FDA Authorization and Scientific Foundation

VLN® low nicotine combustible cigarettes were authorized in December 2021, making them the first and still the only combustible cigarettes authorized by the U.S. Food and Drug Administration specifically to help reduce nicotine consumption.

Decades of independent clinical research and peer-reviewed studies—evaluated as part of the FDA’s Modified Risk Tobacco Product (MRTP) authorization process—demonstrated that reducing nicotine content can decrease nicotine intake, increase quit attempts, and reduce overall exposure to nicotine.

FDA-authorized VLN® claims include:

●	“95% less nicotine”
●	“Helps reduce your nicotine consumption”
●	“Greatly reduces your nicotine consumption”
●	“Helps you smoke less”

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, and (iii) our financial and operating performance. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 26, 2026. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and/or non-operating expenses, including adding back equity-based employee compensation expense, restructuring and restructuring-related charges such as impairment, acquisition and transaction costs, and other unusual or infrequently occurring items, if applicable, such as inventory reserves and adjustments, master settlement agreement non-participating manufacturer settlement credits, gains or losses on disposal of property, plant and equipment, and gains or losses on investments.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.

Investor Relations & Media Contact

Daniel Otto

Chief Financial Officer & Investor Relations

22nd Century Group

investorrelations@xxiicentury.com

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except share and per-share data)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$6,058	$7,149
Accounts receivable, net	3,575	3,594
Inventories	4,536	4,326
Prepaid expenses and other current assets	2,650	2,562
Total current assets	16,819	17,631
Property, plant and equipment, net	2,596	2,440
Operating lease right-of-use assets, net	647	728
Intangible assets, net	6,058	6,224
Other assets	46	—
Total assets	$26,166	$27,023

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes and loans payable-current	$616	$204
Operating lease obligations	176	168
Accounts payable	695	1,000
Accrued expenses and other current liabilities	1,074	836
Accrued excise taxes and fees	2,463	3,343
Contract liabilities	1,430	1,721
Total current liabilities	6,454	7,272
Long-term liabilities:
Notes and loans payable	446	504
Operating lease obligations	511	601
Other long-term liabilities	114	154
Total liabilities	7,525	8,531

Mezzanine equity:
Series A convertible preferred shares, $0.00001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2026 and 9,650 at December 31, 2025, respectively	—	2,734
Total mezzanine equity	—	2,734

Shareholders’ equity:
Series B convertible preferred shares, $0.00001 par value; 10,000,000 shares authorized, 8,505 shares issued and outstanding at June 30, 2026 and 0 at December 31, 2025, respectively	—	—
Common stock, $.00001 par value, 500,000,000 shares authorized, 502,839 shares issued and outstanding at June 30, 2026 and 25,709 at December 31, 2025, respectively	—	—
Capital in excess of par value	424,173	414,683
Accumulated deficit	(405,532)	(398,925)
Total shareholders’ equity	18,641	15,758
Total liabilities, mezzanine equity and shareholders’ equity	$26,166	$27,023

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues, net	$2,864	$4,083	$6,970	$10,039
Cost of goods sold	1,621	2,863	3,546	5,747
Excise taxes and fees on products	1,536	1,855	4,351	5,536
Gross loss	(293)	(635)	(927)	(1,244)
Operating expenses:
Sales, general and administrative	2,703	2,119	4,822	3,918
Research and development	295	227	580	390
Total operating expenses	2,998	2,346	5,402	4,308
Operating loss from continuing operations	(3,291)	(2,981)	(6,329)	(5,552)
Other income (expense):
Other expense	—	(12)	—	(174)
Interest income	43	14	74	30
Interest expense	(17)	(351)	(29)	(909)
Total other income (expense), net	26	(349)	45	(1,053)
Loss from continuing operations before income taxes	(3,265)	(3,330)	(6,284)	(6,605)
(Benefit) provision for income taxes	—	(34)	—	(34)
Net loss from continuing operations	$(3,265)	$(3,296)	$(6,284)	$(6,571)

Discontinued operations:
Loss from discontinued operations before income taxes	$(81)	$(111)	$(323)	$(1,164)
Provision for income taxes	—	—	—	—
Net loss from discontinued operations	$(81)	$(111)	$(323)	$(1,164)

Net loss	$(3,346)	$(3,407)	$(6,607)	$(7,735)
Comprehensive loss	$(3,346)	$(3,407)	$(6,607)	$(7,735)

Net loss	$(3,346)	$(3,407)	$(6,607)	$(7,735)
Deemed dividends	(17,545)	—	(18,134)	—
Dividend for redemption of Series A Convertible Preferred Stock	—	—	(6,916)	—
Dividend for redemption of Series B Convertible Preferred Stock	(870)	—	(870)	—
Net loss available to common shareholders	$(21,761)	$(3,407)	$(32,527)	$(7,735)

Basic and diluted loss per share:
Basic and diluted loss per common share from continuing operations	$(15.60)	$(3,279.60)	$(52.33)	$(9,267.98)
Basic and diluted loss per common share from discontinued operations	$(0.39)	$(110.45)	$(2.69)	$(1,641.75)
Basic and diluted loss available to common shareholders per common share	$(104.00)	$(3,390.05)	$(270.84)	$(10,909.73)

Weighted average shares outstanding - basic and diluted	209,241	1,005	120,095	709

Table A – Reconciliations of Non-GAAP Measures

(dollars in thousands, except share and per-share data)

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025, including a reconciliation of these Non-GAAP measures for such periods.

	Three Months Ended
	June 30,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2026	2025	fav / (unfav)[1]
Net loss from continuing operations	$(3,265)	$(3,296)	$31
Interest (income)/expense, net	(26)	337	(363)
Provision (benefit) for income taxes	—	(34)	34
Amortization and depreciation	209	234	(25)
EBITDA	$(3,082)	$(2,759)	$(323)
Adjustments:
Change in fair value of warrant liabilities	—	12	(12)
Excise taxes and fees on products - MSA NPM settlement credits	(692)	—	—
Equity-based employee compensation expense	271	107	164
Adjusted EBITDA	$(3,503)	$(2,640)	$(863)

Adjusted EBITDA loss per common share	$(16.74)	$(2,625.17)	$2,608.42
Weighted average common shares outstanding - basic and diluted	209,241	1,005

	Six Months Ended
	June 30,
	Amounts in thousands ($000’s)
	except share and per share data
	(UNAUDITED)
			$ Change
	2026	2025	fav / (unfav)[1]
Net loss from continuing operations	$(6,284)	$(6,571)	$287
Interest (income)/expense, net	(45)	879	(924)
Provision (benefit) for income taxes	—	(34)	34
Amortization and depreciation	415	459	(44)
EBITDA	$(5,914)	$(5,267)	$(647)
Adjustments:
Change in fair value of warrant liabilities	—	174	(174)
Excise taxes and fees on products - MSA NPM settlement credits	(692)	—	(692)
Equity-based employee compensation expense	508	133	375
Adjusted EBITDA	$(6,098)	$(4,960)	$(1,138)

Adjusted EBITDA loss per common share	$(50.78)	$(6,994.27)	$6,943.49
Weighted average common shares outstanding - basic and diluted	120,095	709

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA